Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-44117) of Mac-Gray Corporation of our report dated February 15, 2001 appearing on page F-2 of this Form 10-K.

PricewaterhouseCoopers LLP

Boston, Massachusetts
March 29, 2002